                                                                     Exhibit 4.1

                        COMMON STOCK AND WARRANT PURCHASE

                                    AGREEMENT

                             DATED AS OF MAY 4, 2005

                                  BY AND AMONG

                      PRESCIENT APPLIED INTELLIGENCE, INC.

                                       AND

                       THE PURCHASERS LISTED ON EXHIBIT A
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                                TABLE OF CONTENTS

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ARTICLE I Purchase and Sale of Common Stock and Warrants.................     1
   Section 1.1    Purchase and Sale of Common Stock and Warrants.........     1
   Section 1.2    Purchase Price and Closing.............................     2
   Section 1.3    Exchange of Series F Preferred Stock...................     2
   Section 1.4    Exchange of Promissory Notes ..........................     2

ARTICLE II Representations and Warranties................................     3
   Section 2.1    Representations and Warranties of the Company..........     3
   Section 2.2    Representations and Warranties of the Purchasers.......    12

ARTICLE III Covenants....................................................    20
   Section 3.1    Securities Compliance..................................    20
   Section 3.2    Registration and Listing...............................    20
   Section 3.3    Required Registration..................................    20
   Section 3.4    Inspection Rights......................................    20
   Section 3.5    Compliance with Laws...................................    20
   Section 3.6    Keeping of Records and Books of Account................    21
   Section 3.7    Reporting Requirements.................................    21
   Section 3.8    Other Agreements.......................................    21
   Section 3.9    Use of Proceeds........................................    21
   Section 3.10   Reporting Status.......................................    21
   Section 3.11   Disclosure of Transaction..............................    21
   Section 3.12   Disclosure of Material Information.....................    21
   Section 3.13   Form D.................................................    21
   Section 3.14   No Integrated Offerings................................    22
   Section 3.15   Pledge of Securities...................................    22
   Section 3.16   Subsequent Financings; Right of First Refusal; Other
                  Restrictive Covenants..................................    22
   Section 3.17   Board Membership; Board Observer Rights................    24
   Section 3.18   Reverse Stock Split....................................    24
   Section 3.19   Lock-Up Agreement......................................    24
   Section 3.20   Confidentiality........................................    24
   Section 3.21   Subsequent Common Stock Financing......................    25
   Section 3.22   Best Efforts...........................................    25

ARTICLE IV Conditions....................................................    26
   Section 4.1    Conditions Precedent to the Obligation of the Company
                  to Close and to Sell the Securities....................    26
   Section 4.2    Conditions Precedent to the Obligation of the
                  Purchasers to Close and to Purchase the Securities.....    26

ARTICLE V Certificate Legend.............................................    29
   Section 5.1    Legend.................................................    20

ARTICLE VI Indemnification...............................................    30
   Section 6.1    General Indemnity......................................    30
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                                TABLE OF CONTENTS
                                   (continued)

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   Section 6.2    Indemnification Procedure..............................    30

ARTICLE VII Termination..................................................    31
   Section 7.1    Termination ...........................................    31
   Section 7.2    Survival ..............................................    31

ARTICLE VIII Miscellaneous...............................................    32
   Section 8.1    Fees and Expenses......................................    32
   Section 8.2    Specific Performance; Consent to Jurisdiction; Venue...    32
   Section 8.3    Entire Agreement; Amendment............................    33
   Section 8.4    Notices................................................    33
   Section 8.5    Waivers................................................    34
   Section 8.6    Headings...............................................    34
   Section 8.7    Successors and Assigns.................................    34
   Section 8.8    No Third Party Beneficiaries...........................    34
   Section 8.9    Governing Law..........................................    34
   Section 8.10   Survival...............................................    35
   Section 8.11   Counterparts...........................................    35
   Section 8.12   Publicity..............................................    35
   Section 8.13   Severability...........................................    35
   Section 8.14   Further Assurances.....................................    35

                  COMMON STOCK AND WARRANT PURCHASE AGREEMENT

     This COMMON STOCK AND WARRANT PURCHASE AGREEMENT (this "Agreement"), dated as of May 4, 2005 by and among Prescient Applied Intelligence, Inc., a Delaware corporation (the "Company"), and the purchasers listed on Exhibit A hereto (each a "Purchaser" and collectively, the "Purchasers"), for the purchase and sale of shares of the Company's common stock, par value $.001 per share (the "Common Stock") by the Purchasers.

     The parties hereto agree as follows:

                                   ARTICLE I

                 PURCHASE AND SALE OF COMMON STOCK AND WARRANTS

          Section 1.1 Purchase and Sale of Common Stock and Warrants.

          (a) Upon the following terms and conditions, the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, an aggregate of 13,924,606 shares of Common Stock (the "Shares") at a price per share of $.44 (the "Per Share Purchase Price") for a cash purchase price of $2,250,000 and $3,524,388 stated value of shares of Series F Convertible Preferred Stock of the Company (the "Series F Preferred Stock"), which Series F Preferred Stock shall be exchanged for a number of Shares equal to 110% of the stated value per share of Series F Preferred Stock, for an aggregate purchase price of $5,774,388 (the "Purchase Price"). Each Purchaser shall pay the portion of the Purchase Price set forth opposite its name on Exhibit A hereto. The Company acknowledges that a portion of the Purchase Price shall be paid by certain Purchasers surrendering to the Company for cancellation shares of Series F Preferred Stock. The Company further acknowledges that $500,000 of the cash portion of the Purchase Price has been advanced to the Company by certain Purchasers in the form of promissory notes previously issued by the Company and will be exchanged for Shares pursuant to this Agreement. The Company and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), including Regulation D ("Regulation D"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

          (b) Upon the following terms and conditions and for no additional consideration, each of the Purchasers shall be issued Warrants, in substantially the form attached hereto as Exhibit B (the "Warrants"), to purchase the number of shares of Common Stock equal to thirty percent (30%) of the number of Shares purchased by each Purchaser pursuant to the terms of this Agreement, as set forth opposite such Purchaser's name on Exhibit A hereto. The Warrants shall expire three (3) years from the Closing Date and shall have an exercise price per share equal to $1.00. Any shares of Common Stock issuable upon exercise of the Warrants (and such shares when issued) are herein referred to as the "Warrant Shares." The Shares, the Warrants and the Warrant Shares are sometimes collectively referred to herein as the "Securities."

          (c) In the event that a Purchaser would own in excess of 9.99% of the Common Stock outstanding on the Closing Date (as defined below), such Purchaser may purchase shares of the Company's Series G Convertible Preferred Stock (the "Series G Preferred Stock") set forth opposite its name on Exhibit A hereto. This Agreement, including, without limitation, the representations and warranties contained herein, shall apply to the purchase of the Series G Preferred Stock and, accordingly, any reference in this Agreement to "Shares" shall also be deemed to include shares of the Series G Preferred Stock and any shares of Common Stock issuable upon conversion of the Series G Preferred Stock. The Series G Preferred Stock pays no dividends and shall convert into Common Stock when such Purchaser's beneficial ownership percentage falls below 9.99%. The designation, rights, preferences and other terms and provisions of the Series G Preferred Stock are set forth in the Certificate of Designation of the Relative Rights and Preferences of the Series G Convertible Preferred Stock attached hereto as Exhibit C (the "Certificate of Designation").

          Section 1.2 Purchase Price and Closing. In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, unless this Agreement has been terminated pursuant to Article VII hereof, the Purchasers, severally but not jointly, agree to purchase the number of Shares and Warrants, set forth opposite their respective names on Exhibit A. The closing of the purchase and sale of the Shares and Warrants to be acquired by the Purchasers from the Company under this Agreement shall take place at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York 10036 (the "Closing") on May 2, 2005 (the "Closing Date"), provided, that all of the conditions set forth in Article IV hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith. At the Closing, the Company shall deliver or cause to be delivered to each Purchaser (i) a certificate registered in the name of the Purchaser representing the number of Shares as is set forth opposite the name of such Purchaser on Exhibit A, (ii) a Warrant to purchase such number of shares of Common Stock as is set forth opposite the name of such Purchaser on Exhibit A and (iii) any other deliveries as required by Article IV. At the Closing, each Purchaser shall deliver its portion of the Purchase Price by wire transfer to an account designated by the Company.

          Section 1.3 Exchange of Series F Preferred Stock. Prior to or at the Closing, each Purchaser exchanging shares of Series F Preferred Stock for Shares such Purchaser shall surrender to the Company its certificates representing its shares of Series F Preferred Stock and upon the Closing, such Purchaser shall receive in exchange for the surrender of its shares of Series F Preferred Stock a number of Shares and Warrants as set forth on Exhibit A attached hereto. Upon the issuance of the Shares to each Purchaser in exchange for such Purchaser's shares of Series F Preferred Stock, the shares of Series F Preferred Stock shall automatically be deemed cancelled irrespective of whether the original certificates representing the shares of Series F Preferred Stock are delivered to the Company.

          Section 1.4 Exchange of Promissory Notes. Prior to or at the Closing, each Purchaser who holds promissory notes of the Company (each, a "Note"), copies of which are attached hereto as Schedule 1.4, shall surrender to the Company its Note for cancellation and upon the Closing, such Purchaser shall receive in exchange for the surrender of its Note, a number of Shares as set forth on Exhibit A attached hereto.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

          Section 2.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers as follows, as of the date hereof and the Closing Date, except as set forth on the Schedule of Exceptions attached hereto with each numbered Schedule corresponding to the section number herein:

          (a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company does not have any Subsidiaries (as defined in Section 2.1(g)) or own securities of any kind in any other entity except as set forth on Schedule 2.1(g) hereto. The Company and each such Subsidiary (as defined in Section 2.1(g)) is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, "Material Adverse Effect" means any effect on the business, results of operations, prospects, assets or condition (financial or otherwise) of the Company that is material and adverse to the Company and its subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company from entering into and performing any of its obligations under the Transaction Documents (as defined below) in any material respect.

          (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Warrants, the Lock-Up Agreement (as defined in Section 3.19 hereof) a form of which is attached hereto as Exhibit D, and that certain Registration Rights Agreement by and among the Company and the Purchasers, dated as of the date hereof, substantially in the form of Exhibit E attached hereto (the "Registration Rights Agreement" and, together with this Agreement, the Certificate of Designation and the Warrants, the "Transaction Documents") and to issue and sell the Securities in accordance with the terms hereof and to complete the transactions contemplated by the Transaction Documents. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and, except as set forth on Schedule 2.1(b), no further consent or authorization of the Company, its Board of Directors or stockholders is required. When executed and delivered by the Company, each of the Transaction Documents shall constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

          (c) Capitalization. The authorized capital stock of the Company as of May 4, 2005 is set forth on Schedule 2.1(c) hereto. All of the outstanding shares of the Common Stock and any other outstanding security of the Company have been duly and validly authorized and validly issued, fully paid and nonassessable and were issued in accordance with the registration or qualification provisions of the Securities Act, or pursuant to valid exemptions therefrom. Except as set forth in this Agreement and as set forth on Schedule 2.1(c) hereto, no shares of Common Stock or any other security of the Company are entitled to preemptive rights, registration rights, rights of first refusal or similar rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement and as set forth on
Schedule 2.1(c) hereto, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities or as provided on Schedule 2.1(c) hereto, the Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. Except as set forth on Schedule 2.1(c), the Company is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company. Except as disclosed on Schedule 2.1(c), (i) there are no outstanding debt securities, or other form of material debt of the Company or any of its Subsidiaries, (ii) there are no contracts, commitments, understandings, agreements or arrangements under which the Company or any of its Subsidiaries is required to register the sale of any of their securities under the Securities Act, (iii) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings, agreements or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (iv) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities, (v) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements, or any similar plan or agreement and (vi) as of the date of this Agreement, except as set forth in filings made with the Commission, to the Company's and each of its Subsidiaries' knowledge, no Person (as defined below) or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) or has the right to acquire by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the Common Stock. Any Person with any right to purchase securities of the Company that would be triggered as a result of the transactions contemplated hereby or by any of the other Transaction Documents has waived such rights or the time for the exercise of such rights has passed, except where failure of the Company to receive such waiver would not have a Material Adverse Effect. Except as set forth on Schedule 2.1(c), there are no options, warrants or other outstanding securities of the Company (including, without limitation, any equity securities issued pursuant to any Company Plan) the vesting of which will be accelerated by the transactions contemplated hereby or by any of the other Transaction Documents. Except as set forth in Schedule 2.1(c), none of the transactions contemplated by this Agreement or by any of the other Transaction Documents shall cause, directly or indirectly, the acceleration of vesting of any options issued pursuant the Company's stock option plans.

          (d) Issuance of Securities. The Shares and the Warrants to be issued at the Closing have been duly authorized by all necessary corporate action and, when paid for and issued in accordance with the terms hereof and the Warrants, respectively, the Shares and the Warrant Shares will be validly issued, fully paid and nonassessable and free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.

          (e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of the Company's Certificate of Incorporation (the "Certificate") or Bylaws (the "Bylaws"), each as amended to date, or any Subsidiary's comparable charter documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries' respective properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except, in all cases, other than violations pursuant to clauses (i) or
(iii) (with respect to federal and state securities laws) above, except, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or issue and sell the Securities in accordance with the terms hereof (other than any filings, consents and approvals which may be required to be made by the Company under applicable state and federal securities laws, rules or as may be required for the Company to carry out its obligations under the Registration Rights Agreement).

          (f) Commission Documents, Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, except as disclosed on Schedule 2.1(f) hereto, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "Commission") pursuant to the reporting requirements of the Exchange Act, including pursuant to Sections 13, 14 or 15(d) thereof (all of the foregoing and all exhibits included therein and financial statement and schedules thereto, including filings incorporated by reference therein being referred to herein as the "Commission Documents"). At the times of their respective filings, the Form 10-QSB for the fiscal quarters ended September 30, 2004, June 30, 2004 and March 31, 2004 (collectively, the "Form 10-QSB") and the Form 10-KSB for the fiscal year ended December

31, 2004 (the "Form 10-KSB") complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and the Form 10-QSB and Form 10-KSB at the time of their respective filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Commission Documents are complete and correct in all material respects and comply with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the Notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          (g) Subsidiaries. The Commission Documents or Schedule 2.1(g) hereto sets forth each Subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person's ownership of the outstanding stock or other interests of such Subsidiary. For the purposes of this Agreement, "Subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence except as set forth on Schedule 2.1(g) hereto. Neither the Company nor any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.

          (h) No Material Adverse Change. Since September 30, 2004, the Company has not experienced or suffered any Material Adverse Effect, except as disclosed in the Commission Documents or on Schedule 2.1(h) hereto.

          (i) No Undisclosed Liabilities. Except as disclosed in the Commission Documents or on Schedule 2.1(i) hereto, since September 30, 2004, neither the Company nor any of its Subsidiaries has incurred any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company's or its Subsidiaries respective businesses or which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect. Since September 30, 2004, except as disclosed in Commission Documents, none of the Company or any of its Subsidiaries has participated in any transaction material to the condition of the Company which is outside of the ordinary course of its business.

          (j) No Undisclosed Events or Circumstances. Since September 30, 2004, except as disclosed in the Commission Documents or on Schedule 2.1(j) hereto, no event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

          (k) Indebtedness. The Commission Documents or Schedule 2.1(k) hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, "Indebtedness" shall mean (a) any liabilities for borrowed money or amounts owed in excess of $300,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of liabilities for borrowed money of others in excess of $100,000, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

          (l) Title to Assets. Each of the Company and the Subsidiaries has good and valid title to all of its real and personal property reflected in the Commission Documents, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated in the Commission Documents or on Schedule 2.1(l) hereto or such that, individually or in the aggregate, do not cause a Material Adverse Effect. All such leases of the Company and each of its Subsidiaries are valid and subsisting and in full force and effect.

          (m) Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary which questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in the Commission Documents or on Schedule 2.1(m) hereto, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company, any Subsidiary or any of their respective properties or assets, which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any Subsidiary or any officers or directors of the Company or any Subsidiary in their capacities as such, which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (n) Compliance with Law. The business of the Company and the Subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in the Commission Documents or on Schedule 2.1(n) hereto or such that, individually or in the aggregate, the noncompliance therewith could not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (o) Taxes. Except as set forth in the Commission Documents or on
Schedule 2.1(o) hereto, the Company and each of the Subsidiaries has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the Subsidiaries for all current taxes and other charges to which the Company or any Subsidiary is subject and which are not currently due and payable. Except as disclosed on Schedule 2.1(o) hereto, none of the federal income tax returns of the Company or any Subsidiary has been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any Subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

          (p) Certain Fees. Except as set forth on Schedule 2.1(p) hereto, the Company has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders' structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

          (q) Disclosure. Neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchasers by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

          (r) Intellectual Property. Except as set forth in Schedule 2.1(r), the Company and each of its Subsidiaries is the owner of all, or has a license under all of, the material Copyrights, Patents, Trade Secrets, Trademarks, Internet Assets, Software and other proprietary rights (collectively, "Intellectual Property") that are used in connection with its business as presently conducted, free and clear of all liens or other encumbrances.

               (i) None of the Intellectual Property owned by the Company or any of its Subsidiaries is subject to any outstanding Order, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the knowledge of the Company, threatened, which challenges the validity, enforceability, use or ownership of the item.

               (ii) The Company and each of its Subsidiaries has substantially performed all material obligations imposed upon it under any material license, material sublicenses, material distribution agreement or other material agreement relating to any Intellectual Property not owned by the Company or any of its Subsidiaries, and is not, nor to the knowledge of the Company, is any other party thereto, in material breach of any material terms or default of any material terms thereunder in any respect, nor is there any event which with notice or lapse of time or both would constitute a default thereunder. All such Intellectual Property licenses are valid, enforceable and in full force and effect, and will continue to be so on identical terms immediately following the Closing except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

               (iii) Except as set forth in Schedule 2.1(r)(iii) and except as disclosed in the Commission Documents, to the knowledge of the Company, none of the Intellectual Property currently sold or licensed by the Company or any of its Subsidiaries to any Person, or, to the knowledge of the Company, used by or licensed to the Company or any of its Subsidiaries by any Person, infringes in any material respect upon or otherwise violates in any material respect any Intellectual Property rights of others, and the Company has no reason to believe otherwise.

               (iv) Except as disclosed in the Commission Documents, no litigation is pending and, to the knowledge of the Company, no claim has been made against the Company or any of its Subsidiaries or, to the knowledge of the Company, is threatened, contesting the right of the Company or any of its Subsidiaries to sell or license to any Person or use the Intellectual Property presently sold or licensed to such Person or used by the Company or any of its Subsidiaries.

               (v) Except as disclosed in the Commission Documents, to the knowledge of the Company, no Person is infringing upon or otherwise violating the Intellectual Property rights of the Company or any of its Subsidiaries.

               (vi) No former employer of any employee of the Company or any of its Subsidiaries, and no consultant of the Company or any of its Subsidiaries, has made a claim against the Company or any of its Subsidiaries or, to the knowledge of the Company, against any other Person, that such employee or such consultant is utilizing Intellectual Property of such former employer or consultant.

               (vii) To the knowledge of the Company, no employee of the Company or any of its Subsidiaries is in violation of any employment agreement, confidentiality agreement, patent assignment or invention disclosure agreement or other contract or agreement setting forth the terms of employment of such employee with the Company or any of its Subsidiaries or any prior employer.

               (viii) To the knowledge of the Company, none of the material Trade Secrets of the Company, wherever located, the value of which is contingent upon maintenance of confidentiality thereof, has been disclosed to any Person other than employees, representatives and agents of the Company or any of its Subsidiaries or to other Persons who have executed appropriate nondisclosure agreements, except as required pursuant to the filing of a patent application by the Company or any of its Subsidiaries.

               (ix) All present key employees of the Company and each of its Subsidiaries have executed and delivered invention agreements with the Company and each of its Subsidiaries, and are obligated under the terms thereof to assign all inventions made by them during the course of employment to the Company and each of its Subsidiaries. No such employee or present consultant of the Company or any of its Subsidiaries has excluded works or inventions used by the Company but made prior to his employment with, or work for, the Company or any of its Subsidiaries from his assignment of inventions pursuant to such proprietary invention agreements.

               (x) As used in this Section 2.1(r), the following terms have the meanings indicated.

               (xi) "Copyrights" means any foreign or United States copyright registrations and applications for registration thereof, and any non-registered copyrights. "Software" means any computer software programs, source code, object code, data and documentation, including, without limitation, any computer software programs that incorporate and run the Company's pricing models, formulae and algorithms.

               (xii) "Internet Assets" means any Internet domain names, Internet and world wide web URLs or addresses, and other computer user identifiers and any rights in and to sites on the worldwide web, including rights in and to any text, graphics, audio and video files and html or other code incorporated in such sites.

               (xiii) "Patents" means any foreign or United States patents and patent applications, including any divisions, continuations, continuations-in-part, substitutions or reissues thereof, whether or not patents are issued on such applications and whether or not such applications are modified, withdrawn or resubmitted.

               (xiv) "Trade Secrets" means any confidential and proprietary information including, but not limited to, research records, processes, procedures, manufacturing formulae, technical know-how, technology, blue prints, designs, plans, inventions (whether patentable and whether reduced to practice), invention disclosures and improvements thereto not generally known in the industry.

               (xv) "Trademarks" means any foreign or United States trademarks, service marks, trade dress, trade names, brand names, designs and logos, corporate names, product or service identifiers, whether registered or unregistered, and all registrations and applications for registration thereof.

          (s) Environmental Compliance. Except as disclosed in the Commission Documents or on Schedule 2.1(s) hereto, the Company and each of its Subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws. "Environmental Laws" shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Except as set forth on Schedule 2.1(s) hereto, the Company has all necessary governmental approvals required under all Environmental Laws and used in its business or in the business of any of its Subsidiaries, except for such instances as would not individually or in the aggregate have a Material Adverse Effect. The Company and each of its Subsidiaries are also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its Subsidiaries that violate or would be reasonably likely to violate any Environmental Law after the Closing or that would be reasonably likely to give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including, without limitation, underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

          (t) Books and Records; Internal Accounting Controls. The records and documents of the Company and its Subsidiaries accurately reflect in all material respects the information relating to the business of the Company and its Subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any Subsidiary. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. Except as set forth on Schedule 2.1(t) hereto, there are no significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting that would reasonably be expected to adversely affect the Company's ability to record, process, summarize and report financial information, and there is no fraud, whether or not material, that involves management or, to the knowledge of the Company, other employees who have a significant role in the

Company's internal controls and the Company has provided to the Purchaser copies of any written materials relating to the foregoing.

          (u) Material Agreements. Except for the Transaction Documents (with respect to clause (i) of this Section 2.1(u) only) or as set forth in the Commission Documents or on Schedule 2.1(u) hereto, or as would not be reasonably likely to have a Material Adverse Effect, (i) the Company and each of its Subsidiaries have performed all obligations required to be performed by them to date under any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, filed or required to be filed with the Commission (the "Material Agreements"), (ii) neither the Company nor any of its Subsidiaries has received any notice of default under any Material Agreement and, (iii) to the best of the Company's knowledge, neither the Company nor any of its Subsidiaries is in default under any Material Agreement.

          (v) Transactions with Affiliates. Except as set forth in the Commission Documents or on Schedule 2.1(v) hereto, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company, any Subsidiary or any of their respective customers or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its Subsidiaries, or any person owning any capital stock of the Company or any Subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder which, in each case, is required to be disclosed in the Commission Documents or in the Company's most recently filed definitive proxy statement on Schedule 14A, that is not so disclosed in the Commission Documents or in such proxy statement.

          (w) Securities Act of 1933. Subject to the accuracy and completeness of the representations and warranties of the Purchasers contained in Section 2.2 hereof, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities or similar securities to, or solicit offers with respect thereto from, or enter into any negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

          (x) Governmental Approvals. Except as set forth on Schedule 2.1(x) hereto, and except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Securities, or for the performance by the Company of its obligations under the Transaction Documents.

          (y) Employees. Neither the Company nor any Subsidiary has any collective bargaining arrangements or agreements covering any of its employees, except as set forth on Schedule 2.1(y) hereto or disclosed in the Commission Documents. Except as set forth on Schedule 2.1(y) hereto or disclosed in the Commission Documents, neither the Company nor any Subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such Subsidiary required to be disclosed in the Commission Documents that is not so disclosed. Since September 30, 2004, no officer, consultant or key employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any Subsidiary.

          (z) Labor Relations. Except as could not reasonably be expected to have a Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice, (ii) there is no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, and (iii) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or contract.

          (aa) Absence of Certain Developments. Except as disclosed in the Commission Documents or on Schedule 2.1(aa) hereto, since September 30, 2004, neither the Company nor any Subsidiary has:

               (i) issued any stock, bonds or other corporate securities or any right, options or warrants with respect thereto;

               (ii) borrowed any amount in excess of $300,000 or incurred or become subject to any other liabilities in excess of $100,000 (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the business of the Company and its Subsidiaries;

               (iii) discharged or satisfied any lien or encumbrance in excess of $250,000 or paid any obligation or liability (absolute or contingent) in excess of $250,000, other than current liabilities paid in the ordinary course of business;

               (iv) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock, in each case in excess of $50,000 individually or $100,000 in the aggregate;

               (v) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, in each case in excess of $100,000, except in the ordinary course of business;

               (vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchasers or their representatives;

               (vii) suffered any material losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

               (viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

               (ix) made capital expenditures or commitments therefor that aggregate in excess of $100,000;

               (x) entered into any material transaction, whether or not in the ordinary course of business;

               (xi) made charitable contributions or pledges in excess of $10,000;

               (xii) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

               (xiii) experienced any material problems with labor or management in connection with the terms and conditions of their employment; or

               (xiv) entered into an agreement, written or otherwise, to take any of the foregoing actions.

          (bb) Public Utility Holding Company Act and Investment Company Act Status. The Company is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon the Closing will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          (cc) ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company or any of its Subsidiaries which is or would be materially adverse to the Company and its Subsidiaries. The execution and delivery of this Agreement and the issuance and sale of the Securities will not involve any transaction which is subject to the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended, provided that, if any of the Purchasers, or any person or entity that owns a beneficial interest in any of the Purchasers, is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a "party in interest" (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 2.1(cc), the term "Plan" shall mean an "employee pension benefit plan" (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any Subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any Subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

          (dd) Independent Nature of Purchasers. The Company acknowledges that the obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents and the Company shall not be excused from performance of its obligations to any Purchaser under the Transaction Documents as a result of nonperformance or breach by any other Purchaser. The Company acknowledges that the decision of each Purchaser to purchase Securities pursuant to this Agreement has been made by such Purchaser independently of any other purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of its Subsidiaries which may have made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained herein, or in any Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges that each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that for reasons of administrative convenience only, the Transaction Documents have been prepared by counsel for one of the Purchasers and such counsel does not represent all of the Purchasers but only such Purchaser and the other Purchasers have retained their own individual counsel with respect to the transactions contemplated hereby. The Company acknowledges that it has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Purchasers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated hereby or thereby.

          (ee) Suppliers and Customers.

               (i) Schedule 2.1(ee)(i) attached hereto accurately sets forth a list of the top five suppliers of goods or services in terms of the aggregate purchases by the Company for the fiscal year ended December 31, 2003 and the nine (9) months ended September 30, 2004, showing the aggregate amount which the Company paid to each such supplier during such periods. The relationships of the Company with its suppliers are good commercial working relationships. The Company is not in default of nor has the Company breached any agreement with any such supplier. No such supplier has terminated or threatened to terminate, its relationship with the Company or has during the last twelve (12) months materially decreased, limited, or changed the terms and conditions for, the supply of its goods or services to the Company, or threatened to do so, nor does the Company know of any written or oral communication, fact, event or action which exists or has occurred which would indicate that any supplier of the Company would do so, whether as a result of the transaction contemplated hereby or otherwise. Except as set forth on Schedule 2.1(ee)(i), no supplier for the Company is a sole source of supply of any good or service to the Company.

               (ii) Schedule 2.1(ee)(ii) attached hereto accurately sets forth a list of the top five customers of the Company by revenue for the fiscal year ended December 31, 2003 and the nine (9) months ended September 30, 2004, showing the approximate aggregate revenues of the Company from each such customer during such periods. The relationships of the Company with its customers are good commercial working relationships. No such customer has terminated or threatened to terminate, its relationship with the Company or has during the last twelve (12) months materially decreased, limited or otherwise changed the terms and conditions for, the purchase of goods or services from the Company, or threatened to do so, nor does the Company know of any written or oral communication, fact, event or action which exists or has occurred which would indicate that any customer of the Company would do so, whether as a result of the transaction contemplated hereby or otherwise.

          (ff) Anti-takeover Device. Neither the Company nor any of its Subsidiaries has any outstanding shareholder rights plan or "poison pill" or any similar arrangement. There are no provisions of any anti-takeover or business combination statute applicable to the Company, the Articles of Incorporation and the Bylaws which would preclude the issuance and sale of the Securities, the reservation for issuance of the Warrant Shares and the consummation of the other transactions contemplated by this Agreement or any of the other Transaction Documents.

          (gg) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Regulation D and Rule 506 thereof under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings if such other offering, if integrated, would cause the offer and sale of the Securities not to be exempt from registration pursuant to Regulation D and Rule 506 thereof under the Securities Act. The Company does not have any registration statement pending before the Commission or currently under the Commission's review and except as set forth on Schedule 2.1(gg) hereto, since September 1, 2004, the Company has not offered or sold any of its equity securities or debt securities convertible into shares of Common Stock.

          (hh) Sarbanes-Oxley Act(ii). The Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), and the rules and regulations promulgated thereunder, that are effective and for which compliance by the Company is required as of the date hereof and intends to comply with other applicable provisions of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, upon the effectiveness of such provisions or the date by which compliance therewith by the Company is required.

          (jj) Series E Preferred Stockholders. The Company has obtained proxies evidencing the approval of at least two-thirds (2/3) of the outstanding shares of the Company's Series E Convertible Preferred Stock to the consummation of the transactions contemplated by this Agreement.

          Section 2.2 Representations and Warranties of the Purchasers. Each of the Purchasers hereby represents and warrants to the Company with respect solely to itself and not with respect to any other Purchaser as follows as of the date hereof and as of the Closing Date, except as set forth on the Schedule of Exceptions attached hereto with each numbered schedule corresponding to the section number herein:

          (a) Organization and Standing of the Purchasers. If the Purchaser is an entity, such Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

          (b) Authorization and Power. Such Purchaser has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Securities being sold to it hereunder. The execution, delivery and performance of the Transaction Documents by such Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate, partnership or other action, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, partners or members, as the case may be, is required. When executed and delivered by the Purchasers, the other Transaction Documents shall constitute valid and binding obligations of such Purchaser enforceable against such Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

          (c) No Conflict. The execution, delivery and performance of the Transaction Documents by such Purchaser and the consummation by such Purchaser of the transactions contemplated thereby and hereby do not and will not (i) violate any provision of such Purchaser's charter or organizational documents,
(ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which such Purchaser is a party or by which such Purchaser's respective properties or assets are bound, or
(iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to such Purchaser or by which any property or asset of such Purchaser are bound or affected, except, in all cases, other than violations pursuant to clauses (i) or (iii) (with respect to federal and state securities laws) above, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, materially and adversely affect such Purchaser's ability to perform its obligations under the Transaction Documents.

          (d) Acquisition for Investment. Such Purchaser is purchasing the Shares and Warrants and will purchase any Warrant Shares solely for its own account for the purpose of investment and not with a view to or for sale in connection with distribution. Such Purchaser does not have a present intention to sell any of the Shares, Warrants or Warrant Shares, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Shares, the Warrants or the Warrant Shares to or through any person or entity; provided, however, that by making the representations herein, such Purchaser does not agree to hold the Shares, the Warrants or the Warrant Shares for any minimum or other specific term and reserves the right to dispose of the Shares, the Warrants or the Warrant Shares at any time in accordance with Federal and state securities laws applicable to such disposition. Such Purchaser acknowledges that it (i) has such knowledge and experience in financial and business matters such that Purchaser is capable of evaluating the merits and risks of Purchaser's investment in the Company, (ii) is able to bear the financial risks associated with an investment in the Securities and (iii) has been given full access to such records of the Company and the Subsidiaries and to the officers of the Company and the Subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation.

          (e) Rule 144. Such Purchaser understands that the Securities must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available. Such Purchaser acknowledges that such person is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act ("Rule 144"), and that such Purchaser has been advised that Rule 144 permits resales only under certain circumstances. Such Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

          (f) General. Such Purchaser understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Securities. Such Purchaser understands that no

United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

          (g) No General Solicitation. Such Purchaser acknowledges that the Securities were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications. Such Purchaser, in making the decision to purchase the Securities, has relied upon independent investigation made by it and the representations, warranties, agreements, acknowledgments and understandings set forth in the Transaction Documents and has not relied on any information or representations made by third parties.

          (h) Accredited Investor. Such Purchaser is an "accredited investor" (as defined in Rule 501 of Regulation D), and such Purchaser has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and such Purchaser is not a broker-dealer. Such Purchaser acknowledges that an investment in the Securities is speculative and involves a high degree of risk. Such Purchaser has completed or caused to be completed the Investor Questionnaire Certification attached hereto as Exhibit F certifying as to its status as an "accredited investor" and understands that the Company is relying upon the truth and accuracy of such information set forth therein to determine the suitability of such Purchaser to acquire the Securities.

          (i) Certain Fees. The Purchasers have not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders' structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

          (j) Independent Investment. No Purchaser has agreed to act with any other Purchaser for the purpose of acquiring, holding, voting or disposing of the Securities purchased hereunder for purposes of Section 13(d) under the Exchange Act, and each Purchaser is acting independently with respect to its investment in the Securities.

          (k) No Shorting. No Purchaser has engaged in any short sales of the Common Stock or instructed any third parties to engage in any short sales of the Common Stock on its behalf prior to the Closing Date. Each Purchaser covenants and agrees that it will not be in a net short position with respect to the shares of Common Stock. For purposes of this Section 2.2(k), a "net short position" means a sale of Common Stock by a Purchaser that is marked as a short sale and that is made at a time when there is no equivalent offsetting long position in Common Stock held by such Purchaser.

                                  ARTICLE III

                                   COVENANTS

     The Company covenants with each Purchaser as follows, which covenants are for the benefit of each Purchaser and their respective permitted assignees.

          Section 3.1 Securities Compliance. The Company shall notify the Commission in accordance with its rules and regulations, of the transactions contemplated by any of the Transaction Documents and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchasers, or their respective subsequent holders.

          Section 3.2 Registration and Listing. The Company shall cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, to comply in all respects with its reporting and filing obligations under the Exchange Act, to comply with all requirements related to any registration statement filed pursuant to this Agreement, and to not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will take all action necessary to continue the listing or trading of its Common Stock on the OTC Bulletin Board or any successor market. Subject to the terms of the Transaction Documents, the Company further covenants that it will take such further action as the Purchasers may reasonably request, all to the extent required from time to time to enable the Purchasers to sell the Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act. Upon the request of the Purchasers, the Company shall deliver to the Purchasers a written certification of a duly authorized officer as to whether it has complied with such requirements.

          Section 3.3 Required Registration. As promptly as practicable after the Closing, but in no event later than the earlier of (A) the one hundred fiftieth (150th) day following the Closing Date or (B) the thirtieth (30th) day following the closing date of the Subsequent Common Stock Financing (as defined in Section 3.16(b) hereof), the Company agrees to file a registration statement on the appropriate form with the Commission to register the resale of all of the Shares and Warrant Shares pursuant to the terms of the Registration Rights Agreement attached hereto as Exhibit E.

          Section 3.4 Inspection Rights. The Company shall permit, during normal business hours and upon reasonable request and reasonable notice, each Purchaser or any employees, agents or representatives thereof, so long as such Purchaser shall be obligated hereunder to purchase the Shares or shall beneficially own any Shares or Warrant Shares, for purposes reasonably related to such Purchaser's interests as a stockholder to examine and make reasonable copies of the records and books of account of, and visit and inspect the properties, assets, operations and business of the Company and any Subsidiary, and to discuss the affairs, finances and accounts of the Company and any Subsidiary with any of its officers, consultants, directors, and key employees.

          Section 3.5 Compliance with Laws. The Company shall comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which would be reasonably likely to have a Material Adverse Effect.

          Section 3.6 Keeping of Records and Books of Account. The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries.

          Section 3.7 Reporting Requirements. If the Company ceases to file its periodic reports with the Commission, or if the Commission ceases making these periodic reports available via the Internet without charge, then the Company shall, promptly after filing with the Commission, furnish the following to each Purchaser so long as such Purchaser shall be obligated hereunder to purchase the Securities or shall beneficially own Shares or Warrant Shares:

          (a) Quarterly Reports filed with the Commission on Form 10-QSB;

          (b) Annual Reports filed with the Commission on Form 10-KSB; and

          (c) Copies of all notices, information and proxy statements in connection with any meetings, that are, in each case, provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

          Section 3.8 Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability of the Company or any Subsidiary to perform its obligations under any Transaction Document.

          Section 3.9 Use of Proceeds. The net proceeds from the sale of the Shares will be used by the Company for working capital and general corporate purposes.

          Section 3.10 Reporting Status. So long as a Purchaser beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

          Section 3.11 Disclosure of Transaction. The Company shall issue a press release describing the material terms of the transactions contemplated hereby (the "Press Release") as soon as practicable after the date of this Agreement but in no event later than one day after the date hereof; provided, however, that if the signing of this Agreement occurs after 4:00 P.M. Eastern Time on any Trading Day, the Company shall issue the Press Release no later than 9:00 A.M. Eastern Time on the first Trading Day following the date of this Agreement. The Company shall also file with the Commission a Current Report on Form 8-K (the "Form 8-K") describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement, the Registration Rights Agreement, the Lock-Up Agreement (as defined in Section 3.19 hereof), the form of Warrant and the Press Release) as soon as practicable following the date hereof but in no event more than two (2) Trading Days following the date hereof, which Press Release and Form 8-K shall be subject to prior review and comment by the Purchasers. "Trading Day" means any day during which the OTC Bulletin Board (or other principal exchange on which the Common Stock is traded) shall be open for trading.

          Section 3.12 Disclosure of Material Information. The Company covenants and agrees that neither it nor any other person acting on its behalf has provided or will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

          Section 3.13 Form D. The Company agrees to file a Form D with respect to the Securities as required by Rule 506 under Regulation D and to provide a copy thereof to the Purchasers promptly after such filing.

          Section 3.14 No Integrated Offerings. The Company shall not make any offers or sales of any security (other than the Securities being offered or sold hereunder) under circumstances that would require registration of the Securities being offered or sold hereunder under the Securities Act.

          Section 3.15 Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by a Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Common Stock. The pledge of Common Stock shall not be deemed to be a transfer, sale or assignment of the Common Stock hereunder, and no Purchaser effecting a pledge of Common Stock shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document; provided that a Purchaser and its pledgee shall be required to comply with the provisions of Article V hereof in order to effect a sale, transfer or assignment of Common Stock to such pledgee. At the Purchasers' expense, the Company hereby agrees to execute and deliver such documentation as a pledgee of the Common Stock may reasonably request in connection with a pledge of the Common Stock to such pledgee by a Purchaser.

          Section 3.16 Subsequent Financings; Right of First Refusal; Other Restrictive Covenants.

          (a) For a period of one (1) year following the Closing Date and so long as Sharad Tak or his designees collectively beneficially own at least fifty percent (50%) of the Shares purchased by such Purchaser pursuant to this Agreement, the Company covenants and agrees to promptly notify (in no event later than five (5) trading days after making or receiving an applicable offer) in writing (a "Rights Notice") the Purchasers of the terms and conditions of any proposed offer or sale to, or exchange with (or other type of distribution to) any third party (a "Subsequent Financing"), of any Common Stock or securities convertible, exercisable or exchangeable into Common Stock, including convertible preferred and debt securities

(collectively, the "Financing Securities"). The Rights Notice shall describe, in reasonable detail, the proposed Subsequent Financing, the proposed closing date of the Subsequent Financing, which shall not be sooner than twenty (20) calendar days from the date the Rights Notice is given nor later than forty five (45) calendar days from the date the Rights Notice is given, including, without limitation, all of the material terms and conditions thereof and proposed definitive documentation to be entered into in connection therewith. The Rights Notice shall provide each Purchaser an option (the "Rights Option") during the five (5) trading days following delivery of the Rights Notice (the "Option Period") to purchase up to its "pro rata" portion, on a basis with all Other Purchasers (as defined below), of the securities being offered in such Subsequent Financing on the same terms and conditions as contemplated by such Subsequent Financing (the "First Refusal Rights"). If any Purchaser or Other Purchaser elects not to participate in such Subsequent Financing, the other Purchasers may participate on a pro-rata basis so long as such participation in the aggregate does not exceed the total Purchase Price hereunder plus the total purchase price pursuant to the Other Purchase Agreements (as defined below). For purposes of this Section, all references to "pro rata" means, for any Purchaser electing to participate in such Subsequent Financing, the percentage obtained by dividing (x) the total number of Shares purchased by such Purchaser at the Closing by (y) the total number of Shares purchased by all of the participating Purchasers at the Closing plus the total number of shares of Common Stock (or the number of shares of Common Stock into which any convertible securities are convertible into) purchased by the participating Other Purchasers pursuant to the Other Purchase Agreements. Delivery of any Rights Notice constitutes a representation and warranty by the Company that there are no other material terms and conditions, arrangements, agreements or otherwise except for those disclosed in the Rights Notice, to provide additional compensation to any party participating in any proposed Subsequent Financing, including, but not limited to, additional compensation based on changes in the Purchase Price or any type of reset or adjustment of a purchase or conversion price or to issue additional securities at any time after the closing date of a Subsequent Financing. If the Company does not receive notice of exercise of the Rights Option from any of the Purchasers or Other Purchasers within the Option Period, the Company shall have the right to close the Subsequent Financing on the scheduled closing date with a third party (and, if applicable, with such Purchasers and Other Purchasers as shall have exercised their Rights Option); provided that all of the material terms and conditions of the closing are the same as those provided to the Purchasers and Other Purchasers in the Rights Notice. If the closing of the proposed Subsequent Financing does not occur within forty-five (45) days from the date the Rights Notice is given, any closing of the contemplated Subsequent Financing or any other Subsequent Financing shall be subject to all of the provisions of this Section, including, without limitation, the delivery of a new Rights Notice. For purposes hereof, "Other Purchasers" shall mean the other purchasers of equity securities of the Company that have rights similar to the rights contained in this Section 3.16(a) pursuant to the purchase agreements ("Other Purchase Agreements") entered into among the Company and the Other Purchasers.

          (b) For purposes of this Agreement, a Permitted Financing (as defined hereinafter) shall not be considered a Subsequent Financing. A "Permitted Financing" shall mean (1) securities issued (other than for cash) in connection with a merger, acquisition, or consolidation, (2) securities issued pursuant to a bona fide firm underwritten public offering of the Company's securities, (3) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date hereof or issued pursuant to this Agreement, (4) the Warrant Shares, (5) securities issued in connection with bona fide strategic alliances or other partnering arrangements so long as such issuances are not for the purpose of raising capital, (6) Common Stock issued or options to purchase Common Stock granted or issued pursuant to the Company's stock option plans and employee stock purchase plans as they now exist (7) any warrants issued to the placement agent for the transactions contemplated by this Agreement or for other financial advisory services rendered to the Company and (8) the issuance of up to $2,000,000 of shares of Common Stock on terms substantially similar to the terms of this Agreement to be consummated within one hundred twenty (120) days of the Closing Date (the "Subsequent Common Stock Financing"); provided, however, if the price per share of Common Stock issued in the Subsequent Common Stock Financing is less than the Per Share Purchase Price, the Company shall promptly issue additional shares of Common Stock to Sharad Tak or his designees in an amount equal to (A) the number of shares of Common Stock such Purchaser would have purchased pursuant to this Agreement based upon such Purchaser's portion of the Purchase Price at the price per share of Common Stock issued in the Subsequent Common Stock Financing, minus (B) the number of shares of Common Stock purchased by such Purchaser pursuant to this Agreement.

          (c) For a period of one (1) year following the Closing Date and so long as Sharad Tak or his designees collectively beneficially own at least fifty percent (50%) of the Shares purchased by such Purchaser pursuant to this Agreement, the Company shall not, without the affirmative vote or consent of Sharad Tak and stockholders owning at least ten percent (10%) of the shares of Common Stock issued and outstanding at such time (including any shares of Common Stock issuable upon conversion of outstanding preferred stock of the Company):
(i) effect a sale of substantially all of the assets of the Company, a consolidation, merger or other business combination of the Company with or into another entity or any other type of change of control transaction; (ii) repurchase any of the Company's outstanding shares of capital stock; or (iii) enter into any contracts relating to the Company's initiatives requiring outsourcing activities.

          Section 3.17 Board Membership; Board Observer Rights. So long as Sharad Tak directly or through his designees beneficially owns shares of the Company which equal at least fifty percent (50%) of the Shares purchased by such Purchaser pursuant to this Agreement, the Company (i) shall, at its next annual or special meeting in which members of the Board of Directors are elected, nominate and recommend to its stockholders for election Sharad Tak or his designee to serve as a member of the Board of Directors and at each succeeding annual or special meeting, as necessary to extend the tenure of such director, nominate and recommend to its stockholders for election Sharad Tak or his designee to serve as a member of the Board of Directors and (ii) agrees that in addition to representation on the Board of Directors, Sharad Tak or his designee shall have the right to serve as an observer of the Board of Directors. The Company acknowledges its understanding that Sharad Tak is acting independently and solely on his own behalf and not in conjunction with any other Purchaser. The Company shall provide Sharad Tak or his designee with such notice as is given to the other directors of the Company, but in no case less than forty-eight (48) hours prior written notice of any meetings of the Company's Board of Directors. Sharad Tak and/or his designee may elect in such person's sole discretion to attend such meetings of the Company's Board of Directors.

          Section 3.18 Reverse Stock Split. The Company shall seek stockholder approval at its next annual or special meeting of stockholders to approve a reverse stock split of the Common Stock in a ratio to be determined by the Company (the "Reverse Stock Split"). The Reverse Stock Split shall be effected at such time as the Company designates and only in connection with the listing of the Common Stock on the Nasdaq SmallCap Market or the Nasdaq National Market.

          Section 3.19 Lock-Up Agreement. The persons listed on Schedule 3.16 attached hereto shall be subject to the terms and provisions of a lock-up agreement in substantially the form as Exhibit D hereto (the "Lock-Up Agreement"), which shall provide the manner in which such persons will sell, transfer or dispose of their shares of Common Stock.

          Section 3.20 Confidentiality. Each party agrees that it will not disclose and it will cause its officers, directors, employees, representatives, agents, and advisers not to disclose, any Confidential Information (as hereinafter defined) with respect to the other party furnished, at any time or in any manner, provided that (i) any disclosure of such information may be made to which the Company and Purchaser consent in writing; and (ii) such information may be disclosed if so required by law or regulatory authority. "Confidential Information" means information or knowledge obtained in any due diligence or other investigation relating to the negotiation and execution of this Agreement, information relating to the terms of the transactions contemplated hereby and any information identified as confidential in writing from one party to the other; provided, however, that Confidential Information shall not include information or knowledge that (a) becomes generally available to the public absent any breach of this Section 3.20, (b) was available on a non-confidential basis to a party prior to its disclosure pursuant to this Agreement, or (c) becomes available on a non-confidential basis from a third party who is not bound to keep such information confidential. In the event of the termination of this Agreement, each party will promptly return all documents, contracts, records, or properties to the other party and destroy all copies of such Confidential Information.

          Section 3.21 Subsequent Common Stock Financing. The Company shall use its best efforts to consummate the Subsequent Common Stock Financing within one hundred twenty (120) days of the Closing Date in an amount equal to or greater than $1,500,000; provided, however, if the Company does not consummate the Subsequent Common Stock Financing within one hundred twenty (120) days of the Closing Date in an amount equal to or greater than $1,500,000, then (i) the exercise price of the Warrants issued to Sharad Tak or his designees shall be adjusted to $.50 per share, and (ii) the Company shall issue within three (3) business days to Sharad Tak or his designees additional shares of Common Stock equal to the number of Shares purchased by such Purchaser pursuant to the terms of this Agreement.

          Section 3.22 Best Efforts. Each of the parties hereto shall use its best efforts to satisfy each of the conditions to be satisfied by it as provided in Sections 4.1 and 4.2 of this Agreement.

                                   ARTICLE IV

                                   CONDITIONS

          Section 4.1 Conditions Precedent to the Obligation of the Company to Close and to Sell the Securities. The obligation hereunder of the Company to close and issue and sell the Securities to the Purchasers at the Closing Date is subject to the satisfaction or waiver, at or before the Closing of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

          (a) Accuracy of the Purchasers' Representations and Warranties. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

          (b) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

          (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

          (d) Delivery of Purchase Price. The Purchasers shall have delivered to the Company the Purchase Price for the Shares to be purchased by each Purchaser.

          (e) Delivery of Transaction Documents. The Transaction Documents to which the Purchasers are a party shall have been duly executed by the Purchasers and delivered to the Company.

          (f) Lock-Up Agreement. As of the Closing Date, the persons listed on
Schedule 3.19 hereto shall have delivered to the Company a fully executed Lock-Up Agreement in the form of Exhibit D attached hereto.

          (g) Consent of Series E Preferred Stockholders. Within ten (10) days of the date of this Agreement, the Company shall have received the consent of at least two-thirds (2/3) of the outstanding shares of the Company's Series E Convertible Preferred Stock to the consummation of the transactions contemplated by this Agreement.

          Section 4.2 Conditions Precedent to the Obligation of the Purchasers to Close and to Purchase the Securities. The obligation hereunder of each Purchaser to purchase the Securities and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion.

          (a) Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company in this Agreement and the Registration Rights Agreement shall be true and correct in all respects as of the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

          (b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

          (c) No Suspension, Etc. Trading in the Common Stock shall not have been suspended by the Commission or the OTC Bulletin Board (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets ("Bloomberg") shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities.

          (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

          (e) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

          (f) Opinion of Counsel. The Purchasers shall have received an opinion of counsel to the Company, dated the date of such Closing, substantially in the form of Exhibit G hereto, with such exceptions and limitations as shall be reasonably acceptable to counsel to the Purchasers.

          (g) Shares and Warrants. At or prior to the Closing, the Company shall have delivered to the Purchasers certificates representing the Shares (in such denominations as each Purchaser may request) and the Warrants (in such denominations as each Purchaser may request) duly executed by the Company, in each case, being acquired by the Purchasers at the Closing.

          (h) Secretary's Certificate. The Company shall have delivered to the Purchasers a secretary's certificate, dated as of the Closing Date, as to (i) the resolutions adopted by the Board of Directors approving the transactions contemplated hereby, (ii) the Certificate, (iii) the Bylaws, each as in effect at the Closing, and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

          (i) Officer's Certificate. On the Closing Date, the Company shall have delivered to the Purchasers a certificate signed by an executive officer on behalf of the Company, dated as of the Closing Date, confirming the accuracy of the Company's representations, warranties and its compliance with covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in paragraphs (b)-(e) of this Section 4.2 as of the Closing Date (provided that, with respect to the matters in paragraphs (d) and (e) of this Section 4.2, such confirmation shall be based on the knowledge of the executive officer after due inquiry).

          (j) Registration Rights Agreement. As of the Closing Date, the Company shall have duly executed and delivered the Registration Rights Agreement in the form of Exhibit E attached hereto.

          (k) Material Adverse Effect. No Material Adverse Effect shall have occurred at or before the Closing Date.

          (l) Lock-Up Agreement. As of the Closing Date, the persons listed on
Schedule 3.16 hereto shall have delivered to the Purchasers a fully executed Lock-Up Agreement in the form of Exhibit D attached hereto.

          (m) Outsourcing Contract. The Company shall have entered into an outsourcing contract with entities affiliated with Sharad Tak in the form attached hereto as Exhibit H.

          (n) Certificate of Designation of Rights and Preferences. Prior to the Closing, the Certificate of Designation in the form of Exhibit C attached hereto shall have been filed with the Secretary of State of Delaware.

          (o) Consent of Series E Preferred Stockholders. Within ten (10) days of the date of this Agreement, the Company shall have received the consent of at least two-thirds (2/3) of the outstanding shares of the Company's Series E Convertible Preferred Stock to the consummation of the transactions contemplated by this Agreement.

          (p) Officer's and Director's Legal Certificate. On the Closing Date, the Company shall have delivered to the Purchasers a certificate signed by each of the officers, dated as of the Closing Date, indicating that there are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental regulatory body against the Company or against such officer of the Company in his/her capacity as such. In addition, on the Closing Date, the Company shall have delivered to the Purchasers a certificate signed by each of the directors of the Company, dated as of the Closing Date, indicating that there are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental regulatory body against such director of the Company in his/her capacity as such.

                                   ARTICLE V

                               CERTIFICATE LEGEND

          Section 5.1 Legend. Each certificate representing the Securities shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or "blue sky" laws):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR PRESCIENT APPLIED INTELLIGENCE, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

     The Company agrees to reissue certificates representing any of the Shares and the Warrant Shares, without the legend set forth above if at such time, prior to making any transfer of any such Shares or Warrant Shares, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer and removal will not be effected until: (a) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that the registration of the Shares or Warrant Shares under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become and remains effective under the Securities Act, (iii) the Company has received other evidence reasonably satisfactory to the Company that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the holder provides the Company with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that registration or qualification under the securities or "blue sky" laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or "blue sky" laws has been effected or a valid exemption exists with respect thereto. The Company will respond to any such notice from a holder within five (5) business days. In the case of any proposed transfer under this Section 5.1, the Company will use reasonable efforts to comply with any such applicable state securities or "blue sky" laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, or (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject. The restrictions on transfer contained in this Section 5.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement. Whenever a certificate representing the Shares or Warrant Shares is required to be issued to a Purchaser without a legend, in lieu of delivering physical certificates representing the Shares or Warrant

Shares, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, the Company shall use its reasonable best efforts to cause its transfer agent to electronically transmit the Shares or Warrant Shares to a Purchaser by crediting the account of such Purchaser's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system (to the extent not inconsistent with any provisions of this Agreement).

                                   ARTICLE VI

                                 INDEMNIFICATION

          Section 6.1 General Indemnity. The Company agrees to indemnify and hold harmless the Purchasers (and their respective directors, officers, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Purchasers and their directors, officers, affiliates, agents, successors and assigns as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein. Each Purchaser severally but not jointly agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Company and its directors, officers, affiliates, agents, successors and assigns as a direct result of any inaccuracy in or breach of the representations, warranties or covenants made by such Purchaser herein. The maximum aggregate liability of each Purchaser pursuant to its indemnification obligations under this Article VI shall not exceed the portion of the Purchase Price paid by such Purchaser hereunder.

          Section 6.2 Indemnification Procedure. Any party entitled to indemnification under this Article VI (an "indemnified party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VI except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnifying party a conflict of interest between it and the indemnified party exists with respect to such action, proceeding or claim (in which case the indemnifying party shall be responsible for the reasonable fees and expenses of one separate counsel for the indemnified parties), to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will not contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent which shall not be unreasonably withheld. Notwithstanding anything in this Article VI to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article VI shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

                                  ARTICLE VII

                            TERMINATION OF AGREEMENT

          Section 7.1 Termination. This Agreement may be terminated by written notice prior to the Closing as follows:

          (a) at any time on or prior to the Closing Date, by mutual written consent of the Company and the Purchaser;

          (b) at the election of either party by written notice to the other party after 5:00 p.m., Eastern Time, on May 20, 2005, if the Closing shall not have occurred, unless such date is extended by the mutual written consent of the Company and the Purchasers; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to a party if that party's breach of any representation, warranty, covenant or agreement under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

          (c) at the election of the Purchasers, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement, which breach has not been cured within fifteen (15) days of written notice to the Company of such breach; or

          (d) at the election of the Company, if there has been a material breach of any representation, warranty, covenant or agreement on the part of any Purchaser contained in this Agreement, which breach has not been cured within fifteen (15) days of written notice to the Purchaser of such breach, provided that the Company may terminate this Agreement only with respect to such Purchaser.

If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 7.2.

          Section 7.2 Survival. If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect, except for the provisions of Section 3.19, Article VI, this Section 7.2 and Section 8.1; provided, however, that (i) none of the parties hereto shall have any liability in respect of a termination of this Agreement pursuant to Section 7.1(a) or (b) (except as provided in Section 8.1), (ii) nothing shall relieve the Company from liability for actual damages resulting from a termination of this Agreement pursuant to Section 7.1(c), (iii) nothing shall relieve the Company from liability to pay amounts due under Section 8.1 resulting from a termination of this Agreement pursuant to Sections 7.1(b) or 7.1(c) and (iv) nothing shall relieve the Purchaser from liability for actual damages resulting from a termination of this Agreement pursuant to Section 7.1(d); and provided, further, that none of the parties hereto shall have any liability for speculative, indirect, unforeseeable or consequential damages or lost profits resulting from any legal action relating to any termination of this Agreement.

                                  ARTICLE VIII

                                 MISCELLANEOUS

          Section 8.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, provided that the Company shall pay all actual attorneys' fees and expenses (including disbursements and out-of-pocket expenses) for one counsel to the Purchasers incurred by the Purchasers in connection with (i) the preparation, negotiation, execution and delivery of this Agreement, the Registration Rights Agreement, the Warrants and the transactions contemplated thereunder, which payment shall be made at Closing and shall not exceed $50,000 (exclusive of disbursements and out-of-pocket expenses), (ii) the filing and declaration of effectiveness by the Commission of the Registration Statement (as defined in the Registration Rights Agreement) and (iii) any amendments, modifications or waivers of this Agreement or any of the other Transaction Documents. In addition, the Company shall pay all reasonable fees and expenses incurred by the Purchasers in connection with the enforcement of this Agreement or any of the other Transaction Documents, including, without limitation, all reasonable attorneys' fees and expenses.

          Section 8.2 Specific Performance; Consent to Jurisdiction; Venue.

          (a) The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other

Transaction Documents are not performed in accordance with their specific terms or are otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

          (b) The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. The parties irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York. The Company and each Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 8.2 shall affect or limit any right to serve process in any other manner permitted by law. The Company and the Purchasers hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to the Securities, this Agreement or the Registration Rights Agreement, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

          Section 8.3 Entire Agreement; Amendment. This Agreement and the Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the other Transaction Documents, neither the Company nor any Purchaser make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. Following the Closing, no provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the Purchasers holding at least a majority of all Shares then held by the Purchasers. Any amendment or waiver effected in accordance with this Section 8.3 shall be binding upon each Purchaser (and their permitted assigns) and the Company.

          Section 8.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:            Prescient Applied Intelligence, Inc.
                              1247 Ward Avenue, Suite 200
                              West Chester, Pennsylvania 19380
                              Attention: Stan Szczygiel

                              Tel. No.: (610) 719-1600
                              Fax No.: (610) 719-6161

with copies (which copies
shall not constitute notice
to the Company) to:           Montgomery, McCracken, Walker & Rhoads, LLP
                              123 South Broad Street
                              Avenue of the Arts
                              Philadelphia, Pennsylvania 19109
                              Attention: Kathleen O'Brien
                              Tel. No.: (215) 772-7288
                              Fax No.: (215) 772-7620

If to any Purchaser:          At the address of such Purchaser set forth on
                              Exhibit A to this Agreement with a copy to such Purchaser's counsel set forth on Exhibit A to this Agreement.

     Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other parties hereto.

          Section 8.5 Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

          Section 8.6 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

          Section 8.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement. Subject to Section 5.1 hereof, the Purchasers may assign the Securities and its rights under this Agreement and the other Transaction Documents and any other rights hereto and thereto without the consent of the Company.

          Section 8.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

          Section 8.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

          Section 8.10 Survival. The representations and warranties of the Company and the Purchasers shall survive the execution and delivery hereof and the Closing until the third anniversary of the Closing Date except the agreements and covenants set forth in Articles I, III, V, VI and VII of this Agreement shall survive the execution and delivery hereof and the Closing.

          Section 8.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

          Section 8.12 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the names of the Purchasers without the consent of the Purchasers, which consent shall not be unreasonably withheld or delayed, or unless and until such disclosure is required by law, rule or applicable regulation, and then only to the extent of such requirement.

          Section 8.13 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

          Section 8.14 Further Assurances. From and after the date of this Agreement, upon the request of the Purchasers or the Company, the Company and each Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Warrants and the Registration Rights Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

                                        PRESCIENT APPLIED INTELLIGENCE, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        PURCHASER:


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT A
                               LIST OF PURCHASERS

                      NUMBER OF SHARES, SERIES G
NAMES AND ADDRESSES       PREFERRED STOCK AND
   OF PURCHASERS         & WARRANTS PURCHASED
-------------------   --------------------------

                                    EXHIBIT B
                                FORMS OF WARRANTS

                                    EXHIBIT C
                        FORM OF SERIES G PREFERRED STOCK
                           CERTIFICATE OF DESIGNATION

                                    EXHIBIT D
                            FORM OF LOCK-UP AGREEMENT

                                    EXHIBIT E
                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT F
                      INVESTOR QUESTIONNAIRE CERTIFICATION

                      PRESCIENT APPLIED INTELLIGENCE, INC.
                             INVESTOR QUESTIONNAIRE
                (ALL INFORMATION WILL BE TREATED CONFIDENTIALLY)

To: Prescient Applied Intelligence, Inc.

This Investor Questionnaire ("Questionnaire") must be completed by each potential investor in connection with the offer and sale of the shares of restricted common stock and warrants of Prescient Applied Intelligence, Inc. (the "Securities"). The Securities are being offered and sold by Prescient Applied Intelligence, Inc. (the "Company") without registration under the Securities Act of 1933, as amended (the "Act"), and the securities laws of certain states, in reliance on the exemptions contained in Section 4(2) of the Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The Company must determine that a potential investor meets certain suitability requirements before offering or selling Securities to such investor. The purpose of this Questionnaire is to assure the Company that each investor will meet the applicable suitability requirements. The information supplied by you will be used in determining whether you meet such criteria, and reliance upon the private offering exemptions from registration is based in part on the information herein supplied.

This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security. Your answers will be kept strictly confidential. However, by signing this Questionnaire, you will be authorizing the Company to provide a completed copy of this Questionnaire to such parties as the Company deems appropriate in order to ensure that the offer and sale of the Securities will not result in a violation of the Act or the securities laws of any state and that you otherwise satisfy the suitability standards applicable to purchasers of the Securities. All potential investors must answer all applicable questions and complete, date and sign this Questionnaire. Please print or type your responses and attach additional sheets of paper if necessary to complete your answers to any item.

A.   BACKGROUND INFORMATION

Name: __________________________________________________________________________

Business Address: ______________________________________________________________
                               (Number and Street)
________________________________________________________________________________
(City)                         (State)                         (Zip Code)

Telephone Number: ________________________

If an individual:
Age: __________ Citizenship: ____________

If a corporation, partnership, limited liability company, trust or other entity:
Type of entity: ________________________________________________________________
State of formation: _____________________ Date of formation: ___________________

Social Security or Taxpayer Identification No. _________________________________

B.   STATUS AS ACCREDITED INVESTOR

The undersigned is an "accredited investor" as such term is defined in Regulation D under the Act, and at the time of the offer and sale of the Securities the undersigned falls and will fall within one or more of the following categories (Please initial one or more, as applicable): 1

----------
     1 As used in this Questionnaire, the term "net worth" means the excess of total assets over total liabilities. In computing net worth for the purpose of subsection (4), the principal residence of the investor must be valued at cost, including cost of improvements, or at recently appraised value by an institutional lender making a secured loan, net of encumbrances. In determining income, the investor should add to the investor's adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, contributions to an IRA or KEOGH retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

____ (1) a BANK as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; a BROKER OR DEALER registered pursuant to Section 15 of the Securities Exchange Act of 1934; an INSURANCE COMPANY as defined in Section 2(13) of the Act; an INVESTMENT COMPANY registered under the Investment Company Act of 1940 or a BUSINESS DEVELOPMENT COMPANY as defined in Section 2(a)(48) of that Act; a SMALL BUSINESS INVESTMENT COMPANY licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a PLAN established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an EMPLOYEE BENEFIT PLAN within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in
Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with the investment decisions made solely by persons that are accredited investors;

____ (2) a PRIVATE BUSINESS DEVELOPMENT COMPANY as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

____ (3) an ORGANIZATION DESCRIBED IN SECTION 501(C)(3) of the Internal Revenue Code of 1986, as amended, CORPORATION, Massachusetts or similar BUSINESS TRUST, or PARTNERSHIP, not formed for the specific purpose of acquiring the Securities offered, with total assets in excess of $5,000,000;

____ (4) a NATURAL PERSON whose individual net worth, or joint net worth with that person's spouse, at the time of such person's purchase of the Securities exceeds $1,000,000;

____ (5) a NATURAL PERSON who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

____ (6) a TRUST, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; and

____ (7) an entity in which all of the equity owners are accredited investors (as defined above).

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire this ____ day of April, 2005, and declares under oath that it is truthful and correct.

                                        ----------------------------------------
                                                       Print Name


                                        By:
                                            ------------------------------------

                                        Signature

                                        Title:
                                               ---------------------------------
                                               (required for any purchaser that
                                               is a corporation, partnership,
                                               limited liability company, trust
                                               or other entity)

                                    EXHIBIT G
                                 FORM OF OPINION

May __, 2005

Those Purchasers Listed
on Exhibit A hereto

     Re: Common Stock Purchase Agreement dated May __, 2005 by and among
         Prescient Applied Intelligence, Inc. and the Purchasers

Ladies and Gentlemen:

     We have been engaged by Prescient Applied Intelligence, Inc., a Delaware corporation (the "Company") in connection with the Common Stock Purchase Agreement dated May __, 2005 (the "Agreement") by and among the Company and those purchasers listed on Exhibit A attached hereto (the "Purchasers"). Any capitalized term used herein and not defined herein shall have the meaning given to such term in the Agreement.

     This opinion is being delivered pursuant to Section 4.2(f) of the Agreement.

     In connection with this opinion letter, we have examined the following documents:

          (a)  The Certificate of Incorporation and bylaws of the Company;

          (b) Resolutions of the Company's Board of Directors dated April ___, 2005 relating to and approving the Transaction Documents (as hereinafter defined), certified by the Secretary of the Company pursuant to a certificate dated April __, 2005;

          (c) A certificate of the Secretary of State of Delaware regarding the good standing of the Company;

          (d) Certificates of one or more officers of the Company as to certain factual matters;

          (e)  The Agreement;

          (f)  The Lock-Up Agreement;

          (g)  The Certificate of Designation;

          (h)  The Registration Rights Agreement; and

          (i) The Warrants (the Agreement, the Lock-Up Agreement, the Registration Rights Agreement and the Warrants being referred to herein collectively as the "Transaction Documents").

     We also have examined such other certificates, agreements, instruments and documents as we have deemed necessary or appropriate in order to render the opinions set forth herein, and we have relied on such certificates of government officials as we have deemed appropriate. We have relied completely on the foregoing documents and such other documents as referred to in this letter as to all matters of fact and conclusions covered therein, and we have not undertaken any independent verification or investigation of such factual matters.

     For the purpose of this opinion, we have assumed the following: (i) the genuineness of all signatures on the Agreement on behalf of the parties thereto (except for those of officers of the Company); (ii) the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to as certified, conformed, photostatic, electronic or facsimile copies; and (iii) that the facts set forth in all certificates referred to in this opinion are accurate and complete in all respects. We have further assumed:

          (a) that each of the parties (other than the Company) to the Agreement has the corporate or other power and authority to enter into and perform its obligations under the Agreement, has all necessary governmental or other consents and authorizations to enter into and perform their respective obligations thereunder and to effect the transactions required of each of them thereby, and has taken all necessary corporate or other action to authorize the execution, delivery and performance of their respective obligations under the Agreement; and

          (b) that the Agreement and the other Transaction Documents have been duly executed and delivered by the parties thereto (other than the Company) by themselves or their respective duly authorized representatives acting within the scope of their respective authorities in accordance with applicable law, and that the Agreement and the other Transaction Documents constitute the legal, valid and binding obligations of the respective parties enforceable against such parties in accordance with their terms.

     Based upon the foregoing, and further subject to the assumptions, qualifications and exceptions set forth below, we hereby advise you that in our opinion:

          1. The Company is a corporation existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every state in which the failure to so qualify would have a Material Adverse Effect.

          2. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Shares and the Warrants. The execution, delivery and performance of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action and no further consent or authorization of the Company, its Board of Directors or its stockholders is required. Each of the


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Transaction Documents has been duly executed and delivered and each of the
Transaction Documents constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms. The Shares are not subject to any preemptive rights under the Certificate of Incorporation or the Bylaws.

          3. The Shares and the Warrants have been duly authorized by all corporate action on the part of the Company and, the Shares when delivered against payment in full as provided in the Purchase Agreement, will be validly issued, fully paid and nonassessable. The shares of Common Stock issuable upon exercise of the Warrants have been duly authorized by all corporate action on the part of the Company and reserved for issuance, and when delivered against payment in full as provided in the Warrants, will be validly issued, fully paid and nonassessable.

          4. The execution, delivery and performance of and compliance with the terms of the Transaction Documents and the issuance of the Shares and the Warrants do not (a) subject to receipt of approval of the Series F stockholders, violate any provision of the Certificate of Incorporation or Bylaws, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party and which is attached as an exhibit to the Company's Form 10K for the year ending December 31, 2004,
(c) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment known to us to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (d) result in a violation of any federal or state statute, rule, regulation, order, judgment, injunction or decree known to us (excluding federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, except, in all cases other than violations pursuant to clauses (a) and
(d) above, for such conflicts, default, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

          5. Other than receipt of the approval of the Series F stockholders, no consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required under federal or state law, rule or regulation in connection with the valid execution, delivery and performance of the Transaction Documents, or the offer, sale or issuance of the Shares and the Warrants other than filings as may be required by applicable federal and state securities laws.

          6. To our knowledge, there is no action, suit, claim, investigation or proceeding pending or threatened against the Company which questions the validity of the Agreement or the transactions contemplated thereby or any action taken or to be taken pursuant thereto. To our knowledge, there is no action, suit, claim, investigation or proceeding pending, or threatened, against or involving the Company or any of its properties or assets and which, if adversely determined, would result in a Material Adverse Effect.


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          7. On the assumption that the representations, warranties and covenants of the Purchasers contained in the Agreement are true and complete, the issuance and sale of the Shares and the Warrants under the Transaction Documents are exempt from the registration requirements of section 5 of the Securities Act of 1933, as amended.

          8. The Company is not, and as a result of and immediately upon Closing will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     The words "our knowledge," as used above, signify the actual knowledge that any such opinion is not accurate or that any of the documents, certificates, reports, or information on which we have relied is not accurate and complete. We have undertaken no independent investigations or verifications and have performed no independent due diligence other than an examination of the Transaction Documents. The words "our knowledge" and "our attention" are intended to be limited to the knowledge of the lawyers within our firm who we reasonably believe have knowledge of certain of the affairs of the Company through their representation of the Company: Kathleen O'Brien, Joseph T. Stapleton and Christopher A Young.

     The foregoing opinions are rendered only to the Purchasers and are intended solely for the Purchasers' benefit in connection with the transaction described above. These opinions may not be quoted or furnished to or relied upon by such addressee or any other person or entity for any other purpose without our prior written consent. We are not assuming any professional responsibility to any other person by rendering these opinions.

     The foregoing opinions are given as of the date hereof and no opinion is expressed as to the effect of any amendment to any of the documents mentioned herein or any change in fact, circumstance or law. We disclaim any responsibility to inform the addressee hereof or any other entity of any such amendment or change that may come to our attention.

     The foregoing opinions are subject to (i) the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or by a court of equity); (ii) a finding by a court having jurisdiction that the enforcement of a particular provision or remedy would be contrary to public policy; (iii) the valid exercise of the constitutional powers of the United States of America and the sovereign police and taxing powers of any state or other governmental units having jurisdiction. The opinions given above are further subject to (a) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or transfer and other laws and decisions relating to or affecting debtor's obligations or creditors' rights, whether now or hereafter in effect, and (b) general principles of equity (whether enforcement is sought at law or in equity), including, without limitation, requirements that parties to agreements act reasonably, in good faith and in a commercially reasonable manner and give reasonable notice prior to exercising rights and remedies, all to the extent required by applicable law, and limitations on the ability of a party to accelerate the due date of any payments due or to exercise other remedies available to it on the occurrence of a non-material breach of an agreement. We express no opinion with respect to federal or state securities laws, rules or regulations other than as expressly set forth herein. We express no opinion as to any waivers, indemnities or powers of attorney in the Transaction Documents. The enforceability of certain of the remedial, waiver and other provisions of the Transaction Documents may be


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further subject to the exercise of judicial discretion. We express no opinion on the enforceability of any provisions in the Transaction Documents relating to conflicts of law, consent to jurisdiction, choice of forum, choice of law or waiver of trial by jury. We express no opinion on the effect on the Transaction Documents or any of the opinions set forth above of any documents which we have not reviewed. Our opinion is subject to judicial decisions which indicate that public policy may render unenforceable provisions respecting payment of costs and expenses of enforcement, including, without limitation, attorneys' fees. We express no opinion on compliance with fiduciary duty requirements. We express no opinion with respect to the statutes, ordinances, administrative decisions, rules and regulations, or other laws (collectively, "Local Laws") of counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level) and judicial decisions to the extent that they deal with any such Local Laws. Our opinions as to enforceability are subject to the effect of generally applicable rules of law that (i) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, or that permit a court to reserve to itself a decision as to whether any provision of any agreement is severable and (ii) limit the availability of a remedy under certain circumstances when another remedy has been elected.

     We are members of the bar of the Commonwealth of Pennsylvania and do not purport to be experts respecting, and do not express any opinions herein concerning, any laws other than the existing substantive laws of Pennsylvania, the General Corporation Law of the State of Delaware and the federal law of the United States of America.

                                     Very truly yours,


                                     Montgomery, McCracken, Walker & Rhoads, LLP


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                                    EXHIBIT H
                          FORM OF OUTSOURCING CONTRACT


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